                                   EXHIBIT 21
                          CYPRUS AMAX MINERALS COMPANY
                    ________________________________________

                         SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 1994

                                                        ORGANIZED
                                                          UNDER
                  COMPANY/(1)/                           LAWS OF
- ------------------------------------------------------- ---------
Cyprus Metals Company                                    Delaware
  Cyprus Climax Metals Company                           Delaware
     Climax Molybdenum Company                           Delaware
       Cyprus Molybdenum Marketing Corporation           Delaware
     Climax Performance Materials Corporation            Delaware
       Molytech S.A.                                      France
     Cyprus Amax Finance Chile Corporation               Delaware
     Cyprus Bagdad Copper Corporation                    Delaware
     Cyprus Climax Metals GmbH                         West Germany
     Cyprus Copper Marketing Corporation                 Delaware
     Cyprus El Abra Corporation                          Delaware
       Sociedad Contractual Minera El Abra - (51%)        Chile
     Cyprus Miami Mining Corporation                     Delaware
     Cyprus Mineral Park Corporation                     Delaware
     Cyprus Pima Mining Company - (75.01%)               California
     Cyprus Pinos Altos Corporation                      Delaware
     Cyprus Rod Chicago Corporation                      Delaware
     Cyprus Sierrita Corporation                         Delaware
     Cyprus Tohono Corporation                           Delaware
     Cyprus Tonopah Mining Corporation                   Delaware
     Sociedad Minera Cerro Verde S.A. - (91.7%)           Peru
  Cyprus Exploration and Development Corporation         Delaware
     Cyprus Gold Exploration Corporation                 Delaware
       Pinon Exploration Corporation                     Colorado
  Cyprus Gold Company                                    Delaware
     Cyprus Copperstone Gold Corporation                 Delaware
     Cyprus Gold Australia Corporation                   Delaware
     Cyprus Magadan Gold Corporation                     Delaware
       Omolon Gold Mining Company - (45%)                 Russia
  Cyprus Specialty Metals Company                        Delaware
     Cyprus Foote Mineral Company                       Pennsylvania
       Minera Cyprus Chile Limitada/(2)/                  Chile
     Foote Mineral Company Limitada/(3)/                  Chile
       Sociedad Chilena de Litio Limitada/(4)/            Chile

Cyprus Mines Corporation/(5)/                            Delaware

Amax Metals Recovery Inc.                                Delaware
Amax Realty Development, Inc.                            Delaware
Ametalco Inc.                                           New York
  Ametalco Limited                                       England
     Ametalco U.K.                                       England
     Climax Molybdenum U.K. Limited                      England
       Climax Special Metals Fabrication Limited - (90%) England

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


                                                         ORGANIZED
                                                           UNDER
                  COMPANY/(1)/                            LAWS OF
- ------------------------------------------------------    -------
Climax Molybdenum B.V.                                  Netherlands
  Climax Molybdenum AB                                   Sweden
  Climax Molybdenum GmbH                                 Germany
  Climax Molybdenum Scandinavia AB                       Sweden
  Climax Molybdenum S.R.L.                                Italy
Gold Hill Mining and Milling Company                     Colorado
Mt. Emmons Mining Company                                Delaware
  Silver Springs Ranch, Inc.                             Colorado
Amax Energy Inc.                                         Delaware
  Amax Zinc (Newfoundland) Limited                       Delaware
  Castle Oaks Corporation                                Colorado
  Cyprus Amax Coal Company                               Delaware
     Amax Coal Company                                   Delaware
       Amax Gold Inc. - (42%)                            Delaware
       Yankeetown Dock Corporation - (60%)               Indiana
     Amax Coal Sales Company                             Delaware
     Amax Coal West, Inc.                                Delaware
     Amax Land Company                                   Delaware
     Ayrshire Land Company                               Delaware
     Beech Coal Company                                  Delaware
     Cannelton Inc.                                      Delaware
       Cannelton Industries, Inc.                      West Virginia
          Dunn Coal & Dock Company                     West Virginia
          Maple Meadow Mining Company                    Delaware
       Cannelton Land Company                            Delaware
       Cannelton Sales Company                           Delaware
     Cyprus Amax Coal Sales Corporation                  Delaware
     Cyprus Australia Coal Company                       Delaware
       McIlwraith McEacharn Ltd.                         Australia
          Oakbridge Limited - (41%)                      Australia
     Cyprus Coal Equipment Company                       Delaware
     Cyprus Cumberland Coal Corporation                  Kentucky
     Cyprus Cumberland Resources Corporation             Delaware
     Cyprus Emerald Resources Corporation                Delaware
     Cyprus Empire Corporation                           Delaware
     Cyprus Freeport Resources Corporation               Delaware
     Cyprus Kanawha Corporation                          Delaware
     Cyprus Mountain Coals Corporation                   Delaware
     Cyprus Oakbridge Coal Corporation                   Delaware
     Cyprus Orchard Valley Coal Corporation              Delaware
     Cyprus Shoshone Coal Corporation                    Delaware
     Cyprus Southern Realty Corporation                  Kentucky
     Cyprus Western Coal Company                         Delaware
       Cyprus Plateau Mining Corporation                 Delaware
       Cyprus Yampa Valley Coal Corporation              Delaware
          Colorado Yampa Coal Company                    Delaware
          Twentymile Coal Company                        Delaware
     Grassy Cove Coal Mining Company                     Delaware
     Meadowlark Inc.                                     Delaware
     Roaring Creek Coal Company                          Delaware

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/(1)/ Fifty-three subsidiaries and five 50 percent or less owned companies accounted for by the equity method are not named in the Exhibit. Such subsidiaries and affiliate companies, considered in the aggregate, do not constitute a significant subsidiary.
/(2)/ Fifty percent owned by Cyprus Exploration and Development, fifty percent owned by Cyprus Foote Mineral Company.
/(3)/ Fifty percent owned by Cyprus Foote Mineral Company, fifty percent owned by Cyprus Specialty Metals Company.
/(4)/ Fifty-five percent owned by Cyprus Foote Mineral Company, forty-five percent owned by Foote Mineral Company Limitada.
/(5)/ This subsidiary also conducts business under the division name Emerald
      Mines Company.

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